  Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of and effective as of the date last written below (the “Effective Date”), by and between KNOW LABS, INC., a corporation incorporated under the laws of the State of Nevada (the “Company”), and the undersigned purchaser (“Purchaser”).

WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, Purchaser desires to purchase from Company, and the Company desires to sell and issue to Purchaser, upon the terms and subject to the conditions contained herein, a subordinated convertible note (the “Convertible Note”), in the form attached hereto as Exhibit A, and warrants to purchase shares of Common Stock (the “Warrants”), in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in the Convertible Note or this Article as follows:

1.1 “Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s subsidiaries or any of such Person’s or such subsidiaries’ respective properties, before or by any governmental authority, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

1.2 “Business Day” shall mean any day other than a Saturday, Sunday, or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

1.3
“Common Stock” means the common stock of the Company, par value $0.001 per share.

1.4
“Convertible Note(s)” shall have the meaning given to it in the preamble above.

1.5
“Effective Date” means the date so defined in the introductory paragraph of this Agreement.

1.6 “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, provided, however, that any effect(s) arising from or relating to any of the following shall not be deemed, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) conditions affecting the industries in which the business operates (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the business); (B) general economic, financial market or geopolitical conditions (which effect(s), in each case, do not disproportionately affect the business relative to other companies conducting businesses similar to the business); (C) any failure to meet any projections or forecasts for the business for any period ending (or for which revenues or earnings are released) on or after the date hereof (provided that the underlying causes of any such failure (subject to the other provisions of this definition) shall not be excluded); (D) any change in accounting rules (including generally accepted accounting principles in the United States), or the enforcement, implementation or interpretation thereof, after the date hereof; or (E) any effect caused by, relating to or resulting from the announcement or pendency of the transactions contemplated by this Agreement.

1.7 “Person” means any individual, sole proprietorship, joint venture, partnership, limited liability company, corporation, association, cooperation, trust, estate, governmental authority, or any other entity of any nature whatsoever.

1.8 “Securities” means, collectively, the Convertible Notes, the Warrants, and any additional shares of Common Stock issuable (i) in connection with a conversion of the Convertible Notes,
(ii) upon exercise of the Warrants or (iii) in accordance with any of the terms or provisions of this Agreement or any other Transaction Documents.

1.9 “Subordination Agreement” means the Subordination Agreement dated the date hereof by and between Purchaser and Clayton Struve, the form of which is attached hereto as Exhibit C.

1.10 “Subscription Agreement” means the Subscription Agreement, Suitability Questionnaire, and Accredited Investor Status Certification executed by Purchaser, the form of which is attached hereto as Exhibit D.

1.11 “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by the Company in connection with this Agreement, including the Subscription Agreement(s), the Convertible Note(s), the Warrant(s), and the Subordination Agreement(s), together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

1.12
“Warrant(s)” shall have the meaning given to it in the preamble above.

ARTICLE II
PURCHASE AND SALE OF CONVERTIBLE NOTES AND WARRANTS

2.1 Purchase and Sale. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Purchaser agrees to purchase, and Company agrees to sell and issue to Purchaser, the Convertible Notes and the Warrants in the amount of the Purchase Price, all as set forth on Schedule 1 attached hereto. The Purchase Price for each Convertible Note purchased shall be equal to its face value. The aggregate principal amount of Convertible Notes which may be purchased under this Agreement from time to time shall not exceed $8,000,000; provided, that the Company may increase such aggregate principal amount of Convertible Notes in its sole discretion. The Company shall notify Purchaser of any such increase, but Purchaser shall have no right of first offer, preemptive right, or any similar right with respect to such additional Convertible Notes.

2.2 Closing Date. The purchase and sale of the Convertible Notes and Warrants to Purchaser shall take place on the Effective Date, or such later date as the Company and Purchaser may agree in writing, subject to satisfaction of the conditions set forth in this Agreement (the “Closing Date”). Additional closings with other purchasers of the Convertible Notes and Warrants may be held from time to time in the sole discretion of the Company.

2.3 Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) Purchaser shall deliver to the Company, to the account designated in the Subscription Agreement, the Purchase Price for the Convertible Note and Warrants and (ii) the Company shall deliver to Purchaser the Convertible Note(s) and Warrant(s) which Purchaser is purchasing hereunder, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

 ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

3.1 Certifications in Subscription Agreement. The certifications of Purchaser contained in the Subscription Agreement are true and correct as of the Effective Date, and Purchaser hereby reaffirms the representations, warranties, agreements, acknowledgments, and understandings of Purchaser contained in the Subscription Agreement as of the Effective Date.

3.2 Additional Information. The Purchaser understands and agrees that the Purchaser may be asked or required to provide documentation (“Documentation”) to verify the Purchaser’s accredited investor status. Notwithstanding anything else contained herein or in other materials provided to Purchaser, this Documentation may be retained and reviewed by the Company and copies of the Documentation may be provided to affiliates of the Company and Boustead Securities, LLC, a member of FINRA and SIPC, who is acting as the Company’s exclusive placement agent in connection with this offering (the “Placement Agent”), and its affiliates. Purchaser understands that the Company may not accept Purchaser’s subscription if Purchaser is not able to provide Documentation acceptable to Company and the Placement Agent, or for any other reason.

3.3 Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of Purchaser set forth herein and in the Subscription Agreement to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

3.4 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered by, or on behalf of, Purchaser and is a valid and binding agreement of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5 Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser as follows:

4.1 Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has the full corporate power and authority to: (i) enter into and execute this Agreement and the other Transaction Documents and to perform all of its obligations hereunder and thereunder; and (ii) own and to conduct and carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its assets or properties requires such qualification.

4.2 Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the other Transaction Documents, and the performance by Company of all of its obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable laws and no other action or consent on the part of Company, its board directors or any other Person is necessary or required by the Company to execute this Agreement and the other Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the other Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3 SEC Reports. Other than as disclosed in the SEC Reports (with respect to a potential late filing of a Form 8-K on June 27, 2017, about which the Company is engaged in discussions with the SEC), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, as amended from time to time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any subsidiary is a party or to which the property or assets of the Company or any of its subsidiaries are subject are included as part of or specifically identified in the SEC Reports. The private placement memorandum (the “PPM”) prepared in connection with the offering contemplated by this Agreement and delivered to the Purchaser does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complies in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.4 Capitalization. The authorized capital stock of the Company is as set forth in the Company’s latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q (as applicable) as filed with the SEC. As of the Effective Date, and except as disclosed in the SEC Reports, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any claims or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other contracts or instruments evidencing indebtedness of the Company or any of its, or by which the Company is or may become bound;
(iv) there are no outstanding registration statements with respect to the Company or any of its securities; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (vi) there are no financing statements securing obligations filed in connection with the Company or any of its assets; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (viii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts by which the Company is or may become bound to redeem a security of the Company. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

4.5 No Conflicts; Consents and Approvals. The execution, delivery, and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Articles of Incorporation or Bylaws of the Company (the “Organizational Documents”); (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any material contract to which Company is a party or by which any of its assets or properties may be bound; or (iii) constitute a violation of, or conflict with, any law(including United States federal and state securities laws). The Company is not in violation of its Organizational Documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration, or cancellation of, any material contract to which the Company is a party or by which any property or assets of the Company are bound or affected.

4.6 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities laws.

4.7 Brokerage Fees. There is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, except for Boustead Securities, LLC, which is acting as placement agent (the “Placement Agent”) for the sale of the Securities.

4.8 No Material Adverse Changes. Since the date of the latest audited financial statements included within the SEC Reports and except as otherwise disclosed in the PPM, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.

4.9 Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed in the SEC Reports or the PPM, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the knowledge of the Company or any subsidiary, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the SEC Reports or the PPM. There has not been, and to the knowledge of the Company, there is not pending or contemplated any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

4.10 No Undisclosed Material Liabilities. There are no liabilities of the Company or any subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (a) liabilities provided for in the audited consolidated balance sheet of the Company and the subsidiaries as of September 30, 2018 or disclosed in the notes thereto; and (b) other undisclosed liabilities which, individually or in the aggregate, have not resulted in or could reasonably be expected to result in a Material Adverse Effect.

4.11 Intellectual Property. The Company and its subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with the business of the Company as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the

Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports or the PPM, to the Company’s knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable steps to protect the Company’s and its subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the business of the Company and its subsidiaries as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its subsidiaries’ Confidential Information to any third party.

4.12 Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

4.13 Related Party Transactions. Except as set forth in the SEC Reports or the PPM: (a) none of the Company or any of its affiliates, officers, directors, stockholders or employees, or any affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the Company’s knowledge, any supplier, distributor or customer of the Company, (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates, or, to the Company’s knowledge, any affiliate thereof, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract of the Company filed as an exhibit to the Company’s SEC Reports, or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

4.14 Disclosure. Neither the Company nor any Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby and other information that will be disclosed promptly following the execution of this Agreement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.

ARTICLE V
COVENANTS

5.1
Covenants.

(a) Corporate Existence. The Company shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

(b)
Notice of Default. The Company shall, promptly, but not more than five

(5) days after the commencement thereof, give notice to Purchaser in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Document.

(c) Reservation of Shares. So long as any Securities are owned beneficially and/or of record by any Purchaser or any transferee thereof, the Company covenants and agrees that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock sufficient for the sole purpose of issuance upon conversion of the Convertible Notes, payment of interest on the Convertible Note and exercise of the Warrants (and/or any transferee thereof), free from preemptive rights or any other actual contingent purchase rights of persons other than the applicable Purchaser (and any other holders of any Convertible Note and/or Warrants transferred from a Purchaser).

(d)
Transferability; Certificate.

(i) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 7.1(d)(ii), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(ii) Certificates evidencing Securities will contain a standard legend referring to transfer restrictions under the Securities Act.

(iii) The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be =required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 7.1(d)(iv), any Securities subject to a pledge or security interest as contemplated by this Section 7.1(d)(iii) shall continue to bear the legend set forth in this Section 7.1(d)(ii) and be subject to the restrictions on transfer set forth in Section 7.1(d)(i).

(iv) Certificates representing Securities shall be eligible for removal of the restrictive legend (including the legend set forth in Section 7.1(d)(ii)): (i) following any sale of such Securities pursuant to the plan of distribution in an effective registration statement (in compliance with any prospectus delivery requirements) or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an affiliate of the Company), or
(iii) while such Securities are eligible for sale by the selling Purchaser without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions. The Company agrees that following such time as legends are no longer required to be set forth on certificates representing Securities under this Section 7.1(d), it will, no longer than three trading days following the delivery by a Purchaser to the Company or the transfer agent of a certificate representing such Securities containing a restrictive legend, deliver or instruct the transfer agent to deliver to such Purchaser, Securities which are free of all restrictive and other legends. If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to a Purchaser by crediting the prime brokerage account of such Purchaser with the Depository Trust Company System as directed by such Purchaser.

(e) Furnishing of Information. As long as any Purchaser or any transferee owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(f) Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market on which the Common Stock of the Company then trades in a manner that would require stockholder approval of the sale of the Securities to the Purchasers.

(g) Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (New York time) on the trading day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30

p.m. (New York time) on the fourth Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Purchasers shall no longer be in possession of any material, non-public information with respect to the Company or any subsidiary. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the trading market on which the Common Stock of the Company is quoted. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or trading market regulations.

(h) Indemnification of Purchasers. The Company will indemnify and hold the Purchasers and their respective directors, officers, shareholders, partners, members, affiliates, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation in respect thereof (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Company in any Transaction Document or in any certificate or other instrument delivered by or on behalf of the Company. In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(i) Non-Public Information. The Company covenants and agrees that, except as specifically contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

ARTICLE VI
CONDITIONS PRECEDENT TO THE COMPANY’ S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to Purchaser is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

6.1 Purchaser shall have executed the Transaction Documents and delivered the Purchase Price to the Company.

6.2 The representations and warranties of Purchaser shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

6.3 The Company shall have received such certificates, confirmations, resolutions, acknowledgements, or other documentation necessary or advisable from all applicable governmental authorities, including, but not limited to, those located in the State of Nevada, as the Company may require in order to evidence such governmental authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Securities contemplated hereby.

6.4 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VII
CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATIONS TO PURCHASE

The obligation of Purchaser hereunder to purchase the Convertible Note is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement); provided, that these conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion:

7.1 The Company shall have executed and delivered the Transaction Documents to Purchaser.

7.2 The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

7.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.4 No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock of the Company is listed or quoted with respect to public trading in the Common Stock of the Company.

7.5 The Company shall have executed such other agreements, certificates, confirmations or resolutions as Purchaser may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Purchaser.

ARTICLE IX
MISCELLANEOUS

8.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Know Labs, Inc. 500 Union Street, Suite 810 Seattle, WA, 98101 Attn: Ronald P. Erickson, Chairman E-mail: ron@knowlabs.co

If to Purchaser:	To the address and other contact information specified in the Subscription Agreement.

unless the address is changed by the party by like notice given to the other party. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS, or other nationally recognized overnight courier service, next day delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered or sent by email, then upon hand delivery or receipt thereof. Notwithstanding the foregoing, notice, consents, waivers, or other communications referred to in this Agreement sent by e-mail shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

8.2 Entire Agreement. This Agreement and the other Transaction Documents: (i) constitute the entire agreement between the parties and (ii) are the final expression of the intentions of the Company and Purchaser. No promises, either expressed or implied, exist between the Company and Purchaser, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, and contracts (of any kind or nature, whether oral or written) prior to the execution hereof.

8.3 Amendments; Waivers. No amendment, modification, or termination of any provision of this Agreement or of the Transaction Documents, or waiver or consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and any such waiver or consent shall be effective only for the specific purpose for which given.

8.4 Assignability. Purchaser may at any time assign Purchaser’s rights in this Agreement, the Convertible Notes, any Transaction Document, or any part thereof, subject to applicable law, including federal and state securities laws. The Company may not sell or assign this Agreement, any Transaction Document, or any other agreement with Purchaser, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. This Agreement shall be binding upon Purchaser and the Company and their respective legal representatives, successors and permitted assigns.

8.5 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada without regard to the conflicts of law rules of such state. The parties hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of the state or federal courts situated in Las Vegas, Nevada, in respect of actions brought against it in any action, suit, or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.6 Enforceability; Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.7 Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

8.8 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

8.9 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

8.10 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.11 Fees and Expenses. Each party shall be responsible for paying its own fees and expenses in connection with this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Company shall be directly responsible for the payment the fees or commissions payable to the Placement Agent.

8.12 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for 18 months following the Closing Date.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year last written below.

PURCHASER:

By:
Name:
Title (if applicable):

[Signature page to Know Labs, Inc. Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year last written below.

COMPANY:

KNOW LABS, INC.

By:

Name: Ronald P. Erickson Title: Chairman
Date:

By:
Name: Phillip A. Bosua

Title: Chief Executive Officer Date:

[Signature page to Know Labs, Inc. Securities Purchase Agreement]

SCHEDULE 1

PURCHASE PRICE; SECURITIES PURCHASED

Name of purchaser	Purchase Price and Principal Amount of Convertible Note Being Purchased	Number of Shares issuable upon exercise of Warrant Purchased
$

EXHIBIT A

FORM OF CONVERTIBLE NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF SUBORDINATION AGREEMENT

EXHIBIT D

FORM OF SUBSCRIPTION AGREEMENT